                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          The Steak N Shake Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            THE STEAK N SHAKE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 2002

TO THE SHAREHOLDERS OF THE STEAK N SHAKE COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Steak n Shake Company (the "Company") will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 13, 2002 at 1:30 p.m., Eastern Standard Time, for the following purposes:

     1. To elect eight directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

     2. To act upon the amendment of the Company's 1997 Employee Stock Option Plan, as adopted by the Board of Directors.

     3. To act upon the amendment of the Company's 1992 Employee Stock Purchase Plan, as adopted by the Board of Directors.

     4. To act upon the amendment and restatement of the Restated Articles of Incorporation of the Company to remove archaic and unnecessary provisions and conform the Restated Articles of Incorporation to the provisions of the Indiana Business Corporation Law, as adopted by the Board of Directors.

     5. To act upon the approval of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 25, 2002, as recommended by the Board of Directors.

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 7, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     We urge you to sign, date and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of the Company a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.

                                        By Order of the Board of Directors

                                        Mary E. Ham, Secretary

December 19, 2001
Indianapolis, Indiana

              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            THE STEAK N SHAKE COMPANY
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To be held February 13, 2002

     This proxy statement is furnished to the shareholders of The Steak n Shake Company (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 13, 2002, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 19, 2001.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

     The record date for shareholders entitled to vote at the Annual Meeting was December 7, 2001. At the close of business on that date, the Company had issued and outstanding 28,147,724 shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise stated, all references herein to numbers and prices of shares of Common Stock, options and capital appreciation shares of the Company have been adjusted to reflect all stock dividends and stock splits.

ACTION TO BE TAKEN AT THE ANNUAL MEETING

     Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted (i) FOR the election, as directors of the Company, of the eight persons named under the caption "Election of Directors", (ii) FOR the approval of the amendment to the 1997 Employee Stock Option Plan, (iii) FOR the approval of the amendment to the 1992 Employee Stock Purchase Plan, (iv) FOR the approval of the amendment and restatement of the Company's Restated Articles of Incorporation removing archaic and unnecessary provisions and conforming the Restated Articles of Incorporation to the provisions of the Indiana Business Corporation Law, and (v) FOR the approval of the selection by the Board of Directors of the Company of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 25, 2002.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. Other matters coming before the shareholders will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and broker non-votes with respect to any proposal will not be counted as votes for or against that proposal.

SHAREHOLDER PROPOSALS

     Shareholders may submit proposals for inclusion in the Company's proxy statement and form of proxy for shareholder action at the 2003 Annual Meeting of Shareholders if such proposals are in accordance with the regulations of the Securities and Exchange Commission and are received by the Company no later than August 21, 2002.

OWNERSHIP OF COMMON STOCK

     The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of December 7, 2001 by each person who is known to be the beneficial owner of more than 5% of the Common Stock of the
Company:

                                                        Amount and Nature of
     Name & Address of Beneficial Owner                Beneficial Ownership(1)            Percent of Class
     ----------------------------------                -----------------------            ----------------
     E. W. Kelley                                           2,202,234(2)                       7.8%
     36 South Pennsylvania Street, Suite 550
     Indianapolis, IN 46204

     Capital Research & Management Co.                      1,718,750                          6.1%
     SMALLCAP World Fund, Inc.
     333 South Hope Street
     Los Angeles, CA 90071

(1) THIS TABLE IS BASED UPON INFORMATION SUPPLIED BY DIRECTORS AND EXECUTIVE OFFICERS, SCHEDULES 13D AND 13G, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INFORMATION SUPPLIED BY THE COMPANY LISTED ABOVE.

(2) INCLUDES 67,034 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS; 714,449 SHARES OWNED DIRECTLY BY MR. KELLEY; 856,561 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, L.P., AND 520,146 SHARES AND 44,044 SHARES OWNED BY KELLEY, INC. AND KAHM, INC., RESPECTIVELY, BOTH OF WHICH ARE CORPORATIONS CONTROLLED BY MR. KELLEY.

     The following table shows the total number of shares of Common Stock beneficially owned as of December 7, 2001, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers, as a group:

                                                        Amount and Nature of
     Name of Beneficial Owner                          Beneficial Ownership(1)            Percent of Class
     ------------------------                          -----------------------            ----------------
     S. Sue Aramian                                         1,243,851(2)(3)                    4.4%
     James W. Bear                                            514,227(4)                       1.8%
     Alan B. Gilman                                           422,460(5)                       1.5%
     Stephen Goldsmith                                          3,860(6)                         *
     E. W. Kelley                                           2,202,234(3)(7)                    7.8%
     Charles E. Lanham                                        456,957(8)                       1.6%
     Gary T. Reinwald                                         374,252(9)                       1.3%
     J. Fred Risk                                             116,713(10)                        *
     John W. Ryan                                              19,865(11)                        *
     Gary S. Walker                                            29,760(12)                        *
     James Williamson, Jr.                                  1,157,267(3)(13)                   4.1%
     All directors and executive officers
     as a group (20 persons)                                5,212,650(14)                     18.5%

     * LESS THAN 1%.

(1) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS.

(2) INCLUDES 58,000 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(3) INCLUDES 856,561 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, L.P. MR. E.W. KELLEY AND MS. S. SUE ARAMIAN ARE MANAGING GENERAL PARTNERS AND MR. JAMES WILLIAMSON, JR. IS A GENERAL PARTNER OF KELLEY & PARTNERS, L.P.

(4) INCLUDES 56,751 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 97,259 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. BEAR'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(5) INCLUDES 120,416 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(6) INCLUDES 2,980 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(7) INCLUDES 67,034 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS AND 1,278,639 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. KELLEY AND HIS AFFILIATES, KELLEY, INC. AND KAHM, INC.

(8) INCLUDES 10,577 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 10,928 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. LANHAM'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP, AND 22,750 SHARES OWNED BY MR. LANHAM'S AFFILIATE, HARTFORD HERITAGE, LLC.

(9) INCLUDES 65,083 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(10) INCLUDES 10,577 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 7,726 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. RISK'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(11) INCLUDES 10,577 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(12) INCLUDES 12,760 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(13) INCLUDES 10,577 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 19,011 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. WILLIAMSON'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(14) INCLUDES 586,334 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS HELD BY ALL DIRECTORS AND OFFICERS AS A GROUP.

     Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on the representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 26, 2001.

MISCELLANEOUS

     The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

                            1. ELECTION OF DIRECTORS

     Eight directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. Each of the nominees is currently a director of the Company, and each was elected at the Annual Meeting of Shareholders held February 7, 2001.

     At the time of the Annual Meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

     The nominees for the Board of Directors of the Company are listed below, along with the age, tenure as director and business background for at least the last five years for each:

                                     Served As
     Name                Age       Director Since                               Business Experience
     ----                ---       --------------                               -------------------
S. Sue Aramian           69             1981           Vice Chairwoman of the Company since 1990; Managing General Partner of Kelley
                                                       & Partners, L.P., a private investment partnership, since 1974.

Alan B. Gilman           71             1992           President and Chief Executive Officer of the Company since 1992.

Stephen Goldsmith        55             1999           Chairman of the Corporation for National Service; Senior Vice President,
                                                       Strategic Initiatives and e-Government, for ACS; member of the Board of
                                                       Directors of The Finish Line, Inc.; Chairman of the Manhattan Institute's
                                                       Center for Civic Innovation; Mayor of Indianapolis, Indiana from 1992 through
                                                       1999.

E. W. Kelley             84             1981           Chairman of the Company since 1984; Managing General Partner of Kelley &
                                                       Partners, L.P. since 1974.

Charles E. Lanham        69             1971           Chairman of the Board of Directors of Overhead Door Company of Indianapolis,
                                                       Inc.; Vice Chairman of Klipsch Lanham Investments, a private investment company.

J. Fred Risk             73             1971           Chairman of the Board of Directors of Security Group, Inc.

John W. Ryan             72             1996           Chancellor for the State University of New York Systems from 1996 through
                                                       1999; President of Indiana University from 1971 through 1987.

James Williamson, Jr.    70             1985           Former President and Chief Executive Officer of the Company from 1985 to
                                                       1990; General Partner of Kelley & Partners, L.P. since 1985.

There is no family relationship among any of the nominees for director.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors, which held four meetings and acted one time by written consent during fiscal year 2001, has six standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee, an Employee Stock Purchase Committee and an Investment Committee.

     The Executive Committee may exercise all of the powers of the Board of Directors in the management of the affairs of the Company to the extent permitted by law. The Executive Committee also performs the functions of a compensation committee by setting guidelines for the administration of salaries and incentive compensation plans, including awards under the Company's Capital Appreciation Plan, and otherwise determines executive compensation levels. See "Report of the Executive Committee." During the fiscal year ended September 26, 2001, the Executive Committee acted three times by written consent. Mr. Kelley serves as Chairman and Ms. Aramian and Messrs. Gilman, Risk and Williamson serve as members of the Executive Committee.

     The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making recommendations to the Board of Directors concerning the independence and selection of the Company's independent auditors. See "Report of the Audit Committee." During the fiscal year ended September 26, 2001, the Audit Committee met twice. Mr. Risk serves as Chairman of the Committee and Messrs. Goldsmith, Lanham and Ryan serve as members. The Chairman and each member of the Audit Committee are "independent" as this term is defined in Sections 303.01 (B)(2)(a) and 303.01 (B)(3) of the Listing Standards for the New York Stock Exchange.

     The Stock Option Committee directs the administration of the Company's employee stock option plans in accordance with the terms of the plans. During fiscal 2001, the Stock Option Committee acted on two occasions by written consent. Dr. Ryan serves as Chairman of the Committee and Messrs. Lanham and Williamson are members of the Committee.

     The Personnel/Benefits Committee makes recommendations regarding personnel policies and employee benefit plans to the Board of Directors, administers the Company's 401k and Profit Sharing Plan and performs such other functions with respect to personnel and benefit matters as may be requested by the Board. The Personnel/Benefits Committee met two times during fiscal 2001. Mr. Lanham is Chairman of the Committee and Mr. Ryan is a member, together with Mr. James W. Bear, Senior Vice President and Chief Financial Officer, Mr. Gary T. Reinwald, Senior Vice President, Mr. Robert L. Grimm, Vice President, Human Resources, and Ms. B. Charlene Boog, Associate Vice President, Administration. Mr. Kelley and Mr. Gilman are ex officio members of the Committee.

     The Employee Stock Purchase Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Messrs. Lanham and Bear are members of the Committee.

     The Investment Committee establishes investment guidelines for the Company's 401k and Profit Sharing Plan. During fiscal 2001, the Investment Committee met one time.

     No director attended less than 75% in the aggregate of (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

     Directors receive an annual fee of $16,000 plus $2,000 per board meeting and $800 per telephonic board meeting and committee meeting attended. Mr. Risk is paid an additional annual fee of $3,500 for services as a member of the Executive Committee. Mr. Williamson is paid as a consultant for certain administrative services at an annual fee of $12,000, subject to termination by the Company at any time. Mr. Williamson's compensation for services as a member of the Executive Committee is included in his consultant fee. Directors who are officers of the Company are not paid for their services as directors. In the fiscal year ended September 26, 2001, the total compensation paid to nonemployee directors was $145,100. In addition, the ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

     Ms. Aramian has been an employee and a director of the Company since 1981. She will retire as an employee of the Company on March 1, 2002. The Board has approved a retirement benefit for Ms. Aramian, which consists of an annual payment of $84,000, payable in monthly installments commencing upon her retirement, for the remainder of her life. In addition, Ms. Aramian will remain eligible, after retirement, for coverage under the Company's medical insurance plans.

     The Company believes in compensating its directors partly on the basis of the Company's success in increasing the value of its stock. Consequently, an important part of a director's compensation is from stock options and the increase in their value. The Company has had director stock option plans (the "Plans") in place since 1990, which provide for the non-discretionary grant of nonqualified stock options to directors of the Company at a price equal to the fair market value of the Common Stock on the date of grant. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The current options expire five years from the date of grant. Directors who receive grants under the Company's Employee Stock Option Plan are not eligible for Director options.

     Options for the purchase of an aggregate of 35,000 shares of Common Stock were issued on October 8, 2001, with each director abstaining as to the grant to that director. As of December 7, 2001, Ms. Aramian and Messrs. Kelley, Goldsmith, Lanham, Risk, Ryan and Williamson each held options to purchase 5,000 shares at an option price of $9.99 per share. No options granted under this Plan have been exercised.

MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, the Company paid $168,000 to Kelley & Partners, L.P. ("KPLP") for management and administrative services and certain office expenses. Mr. E. W. Kelley, Chairman, and Ms. S. Sue Aramian, Vice Chairwoman of the Company, are Managing General Partners of KPLP; Mr. Williamson, a director of the Company, is a General Partner of KPLP, and Mr. Lanham, also a director of the Company, controls an affiliated company that is a Limited Partner of KPLP. Mr. Wayne L. Kelley, a General Partner of KPLP and son of Mr. E. W. Kelley, is a director of Steak n Shake Operations, Inc., a subsidiary of the Company.

     The Company granted franchise rights in 1991 to Kelley Restaurants, Inc., for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The franchisee currently operates thirteen restaurants in Atlanta, Georgia and two in Charlotte, North Carolina. Kelley, Inc. and Mr. E. W. Kelley, together, own a controlling interest in Kelley Restaurants, Inc. Mr. E. W. Kelley, Mr. Wayne L. Kelley and Ms. S. Sue Aramian serve as officers and directors. Mr. Williamson and Mr. Gilman also serve as directors of Kelley Restaurants, Inc.

     Steak n Shake Operations, Inc., a subsidiary of the Company, receives certain annual incentive and promotional fees from its soft drink supplier. Under a termination agreement with a former distributor, King Cola, Inc., the Company agreed to share a portion of the incentive fees, not to exceed $60,000 per year, with the former distributor. During fiscal 2001, the final payment of $60,000 was made to King Cola, Inc. pursuant to this agreement. Mr. Wayne L. Kelley is an officer, director and shareholder of King Cola, Inc.

     The Board of Directors believes that the transactions described above were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                         Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                                                          Restricted                         All Other
                             Fiscal                                      Stock Awards      Stock Options    Compensation
                              Year     Salary ($)      Bonus ($)            ($)(1)             (#)(2)          ($)(3)
------------------------------------------------------------------------------------------------------------------------
Alan B. Gilman (4)            2001      $425,000       $108,503            $ 98,500            20,995         $18,522
President and Chief           2000      $417,460         None                None               None          $19,445
Executive Officer             1999      $376,835       $150,000            $172,600            44,440         $16,791
------------------------------------------------------------------------------------------------------------------------
E. W. Kelley                  2001      $310,000         None                None               None          $16,102
Chairman                      2000      $310,000         None                None               None          $16,605
                              1999      $110,000       $200,000              None              37,125         $21,316
------------------------------------------------------------------------------------------------------------------------
James W. Bear                 2001      $215,000       $ 38,880            $ 55,160            13,122         $11,703
Senior Vice President         2000      $210,290         None                None               None          $11,035
and Chief Financial Officer   1999      $190,000       $ 37,422            $110,500            20,753         $12,074
------------------------------------------------------------------------------------------------------------------------
Gary T. Reinwald              2001      $215,000       $ 38,880            $ 66,980            13,122         $ 9,606
Senior Vice President         2000      $210,290         None                None               8,428         $11,063
                              1999      $190,000       $ 37,123            $110,500            20,715         $12,361
------------------------------------------------------------------------------------------------------------------------
Gary S. Walker                2001      $180,000       $ 38,295            $ 55,160             None          $10,141
Senior Vice President         2000      $176,230         None                None               None          $ 7,377
                              1999      $160,000       $ 30,835            $ 69,100             6,600         $ 2,783
------------------------------------------------------------------------------------------------------------------------

     (1) THE AMOUNTS SHOWN IN THIS COLUMN REPRESENT THE MARKET VALUE OF THE RESTRICTED STOCK AWARDED UNDER THE COMPANY'S CAPITAL APPRECIATION PLAN AND WERE CALCULATED BY MULTIPLYING THE CLOSING MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF AWARD BY THE NUMBER OF SHARES AWARDED. THE NUMBER AND VALUE OF THE AGGREGATE UNVESTED RESTRICTED STOCK HOLDINGS OF EACH OF THE NAMED EXECUTIVE OFFICERS ARE AS FOLLOWS:
          MR. GILMAN, 26,250 SHARES ($271,100); MR. BEAR, 15,800 SHARES
          ($165,660); MR. REINWALD, 17,300 SHARES ($177,480) AND MR. WALKER,
          12,500 SHARES ($124,260). MR. KELLEY HOLDS NO UNVESTED RESTRICTED STOCK AND HAS DECLINED GRANTS UNDER THE CAPITAL APPRECIATION PLAN SINCE 1991. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASONS OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. THE AMOUNTS DO NOT REFLECT THE CASH VALUE OF BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK, WHICH REPRESENT THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK AS ADJUSTED FOR STOCK DIVIDENDS AND SPLITS FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE RECIPIENT OF THE AWARD IS ENTITLED TO ANY DIVIDENDS PAID ON OUTSTANDING COMMON STOCK SUBSEQUENT TO THE DATE OF THE AWARD.

     (2) OPTIONS GRANTED UNDER THE EMPLOYEE STOCK OPTION PLANS PROVIDE FOR A RELOAD OPTION (THE "RELOAD OPTION") IN THE EVENT THE OPTIONEE SURRENDERS OTHER SHARES OF THE COMPANY'S COMMON STOCK IN PAYMENT FOR OPTION SHARES, IN WHOLE OR IN PART. ANY SUCH RELOAD OPTION (I) WILL BE FOR A NUMBER OF SHARES EQUAL TO THE NUMBER OF SHARES SO SURRENDERED;
          (II) WILL HAVE AN EXPIRATION DATE WHICH IS 5 YEARS FROM THE RELOAD OPTION ISSUANCE DATE; (III) WILL BE FULLY EXERCISABLE ON THE DATE OF GRANT; AND (IV) WILL HAVE AN EXERCISE PRICE EQUAL TO THE AVERAGE MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE FIVE (5) BUSINESS DAYS BEFORE THE SHARES WERE

          SURRENDERED TO EXERCISE THE OPTION. THERE IS NO RELOAD OPTION WITH RESPECT TO THE EXERCISE OF A RELOAD OPTION. MR. GILMAN'S 1999 STOCK OPTION GRANTS INCLUDE THE GRANT OF OPTIONS FOR 13,750 SHARES ON OCTOBER 16, 1998 AND 27,500 SHARES ON MAY 6, 1999, AND THE GRANT OF A RELOAD OPTION FOR 3,190 SHARES ON APRIL 2, 1999. HIS 2001 STOCK OPTION GRANT WAS THE GRANT OF A RELOAD OPTION FOR 20,995 SHARES ON APRIL 12, 2001. MR. BEAR'S 1999 STOCK OPTION GRANTS INCLUDE THE GRANT OF OPTIONS FOR 5,500 SHARES ON OCTOBER 16, 1998, AND 11,000 SHARES ON MAY 6, 1999, AND THE GRANT OF RELOAD OPTIONS FOR 2,782 SHARES ON DECEMBER 9, 1998 AND 1,471 SHARES ON JUNE 7, 1999. HIS 2001 STOCK OPTION GRANT WAS THE GRANT OF A RELOAD OPTION FOR 13,122 SHARES ON APRIL 12, 2001. MR. REINWALD'S 1999 STOCK OPTION GRANTS INCLUDE THE GRANT OF OPTIONS FOR 5,500 SHARES AND 11,000 SHARES ON OCTOBER 16, 1998 AND MAY 6, 1999, RESPECTIVELY, AND THE GRANT OF A RELOAD OPTION FOR 4,215 SHARES ON JANUARY 27, 1999. HIS 2000 STOCK OPTION GRANT WAS THE GRANT OF A RELOAD OPTION FOR 8,428 SHARES ON FEBRUARY 1, 2000, AND HIS 2001 STOCK OPTION GRANT WAS THE GRANT OF A RELOAD OPTION FOR 13,122 SHARES ON APRIL 12, 2001. MORE INFORMATION REGARDING THE FISCAL 2001 STOCK OPTION GRANTS TO THE NAMED EXECUTIVE OFFICERS IS SET FORTH IN THE OPTION/SAR GRANTS IN LAST FISCAL YEAR TABLE, WHICH FOLLOWS.

     (3) INCLUDES (I) AMOUNTS PAYABLE PURSUANT TO THE COMPANY'S EXECUTIVE MEDICAL REIMBURSEMENT PLAN WHICH PROVIDES FOR PAYMENT OF CERTAIN MEDICAL EXPENSES, AS DEFINED, UP TO $3,500 FOR EACH PLAN YEAR ENDING OCTOBER 31, (II) AMOUNTS PAID BY THE COMPANY FOR OR ON BEHALF OF EACH EXECUTIVE WITH RESPECT TO GROUP LIFE INSURANCE PREMIUMS FOR COVERAGE IN EXCESS OF $50,000, AND (III) AMOUNTS OF ANNUAL CONTRIBUTIONS BY THE COMPANY TO THE ACCOUNTS OF THE NAMED EXECUTIVE OFFICERS UNDER THE COMPANY'S EMPLOYEE 401K AND PROFIT SHARING PLAN.

     (4) THE COMPANY HAS AGREED THAT IF MR. GILMAN LEAVES THE COMPANY'S EMPLOYMENT FOR ANY REASON OTHER THAN RETIREMENT OR TERMINATION BY THE COMPANY FOR CAUSE, HE WILL BE PAID AT HIS BASE COMPENSATION RATE ON THE DATE OF TERMINATION FOR A PERIOD OF NINE MONTHS THEREAFTER.

     The following table presents information for the Named Executive Officers who received stock options during fiscal 2001 under the Company's Employee Stock Option Plans. No options were granted by the Board of Directors to the executive officers of the Company in fiscal 2001. The shares shown for Messrs. Gilman, Bear and Reinwald in the table are Reload Option shares. See footnote 2 to the Summary Compensation Table, above.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                             Percentage Of                                     Potential Realizable
                                             Total Options                                    Value at Assumed Annual
                                  Number of    Granted To    Exercise                          Rates of Stock Price
                                   Options    Employees In     Price      Expiration      Appreciation for Option Term(1)
          Name                     Granted     Fiscal 2001  ($ per share)    Date             5% ($)          10% ($)
          ----                     -------     -----------  -------------    ----             ------          -------
     Alan B. Gilman                 20,995         16.7%        $9.14       4/12/06           53,115          117,150

     James W. Bear                  13,122         10.5%        $9.14       4/12/06           33,200           73,220

     Gary T. Reinwald               13,122         10.5%        $9.14       4/12/06           33,200           73,220

     (1) THE DOLLAR AMOUNTS UNDER THESE COLUMNS ARE THE RESULT OF CALCULATIONS AT THE 5% AND 10% RATES SET BY THE SECURITIES AND EXCHANGE COMMISSION AND ARE NOT A RELIABLE FORECAST OF POSSIBLE FUTURE APPRECIATION, IF ANY, OF THE COMPANY'S STOCK PRICE. THE COMPANY'S PER SHARE STOCK PRICE WOULD BE $11.67 AND $14.72 IF INCREASED BY 5% AND 10%, RESPECTIVELY, COMPOUNDED ANNUALLY OVER A FIVE-YEAR OPTION TERM ON A GRANT PRICE OF $9.14.

     The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal year 2001 under the Company's Employee Stock Option Plans and, in addition, information relating to the valuation of unexercised stock options:

                         AGGREGATED OPTION EXERCISES IN
                  FISCAL 2001 AND FISCAL YEAR END OPTION VALUES

                                                                    Number of Shares Underlying     Value of Shares Underlying
                                                                      Unexercised Options At          Unexercised Options At
                                  Number of        Dollar               September 26, 2001             September 26, 2001(2)
                               Shares Acquired      Value               ------------------             ---------------------
          Name                   On Exercise      Realized(1)      Exercisable      Unexercisable   Exercisable    Unexercisable
          ----                   -----------      -----------      -----------      -------------   -----------    -------------
     Alan B. Gilman                 22,688          $12,025          115,416           19,250          $57,997          nil

     E. W. Kelley                     None              N/A           66,034           17,325          $16,113          nil

     James W. Bear                  14,180          $ 7,515           54,551            7,700          $31,126          nil

     Gary T. Reinwald               14,180          $ 7,515           61,883            7,700          $31,126          nil

     Gary S. Walker                   None              N/A           10,560            4,290              nil          nil

     (1) BASED ON THE NEW YORK STOCK EXCHANGE CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF EXERCISE (APRIL 12, 2001) OF $8.99 PER SHARE.

     (2) BASED ON THE NEW YORK STOCK EXCHANGE CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON SEPTEMBER 26, 2001, OF $9.95 PER SHARE.

     The following table sets forth awards of restricted Common Stock made to the Named Executive Officers in fiscal 2001 under the Company's Capital Appreciation Plan. Mr. Kelley did not receive any restricted stock awards.

               LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                          Performance Or
                                                Number of                  Other Period
                                              Shares, Units              Until Maturation             Expiration of
          Name                              Or Other Rights(1)             Or Payment (1)           Forfeiture Period
          ----                              ------------------             --------------           -----------------
     Alan B. Gilman                               12,500                    Three years             November 15, 2003

     James W. Bear                                 7,000                    Three years             November 15, 2003

     Gary T. Reinwald                              8,500                    Three years             November 15, 2003

     Gary S. Walker                                7,000                    Three years             November 15, 2003


     (1) AWARDS UNDER THE COMPANY'S 1997 CAPITAL APPRECIATION PLAN CONSIST OF RESTRICTED COMMON STOCK AND BOOK UNITS. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASON OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK ARE CASH AWARDS PAID TO THE GRANTEE AT THE END OF THE FORFEITURE PERIOD AND REPRESENT THE NET CHANGE IN BOOK VALUE PER SHARE OF THE COMMON STOCK AS ADJUSTED FOR STOCK DIVIDENDS AND SPLITS FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE TERM OF THE COMPANY'S 1997 CAPITAL APPRECIATION PLAN WAS EXTENDED TO DECEMBER 31, 2002 BY ACTION OF THE COMPANY'S BOARD OF DIRECTORS ON NOVEMBER 14, 2001.

REPORT OF THE EXECUTIVE COMMITTEE

     The compensation of the Company's executive officers, including awards under the Company's Capital Appreciation Plan and Stock Option Plans, is determined by the Board of Directors, generally upon recommendation of the Executive Committee (the "Committee"). See "Committee Interlocks and Insider Participation." The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 2001 is furnished by the directors who comprise the Executive Committee.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the success of the Company's business. To attain these objectives, the Company's Executive Compensation Program includes a competitive base salary, coupled with an added cash incentive bonus component which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of predetermined financial and operational objectives. In addition, awards are made under the Company's Capital Appreciation Plan to a select group of management, which includes certain of the Named Executive Officers, and under the Company's Employee Stock Option Plan to a broader group of management employees based upon the potential contributions of each to the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the attainment of defined financial and operational performance objectives and accomplishment of the individual objectives of the executive established at the beginning of the fiscal year. In addition, all eligible Company employees, including its eligible executive officers, participate in the profit sharing component of the Company's Employee 401k and Profit Sharing Plan. Subject to the discretion of the Board of Directors, the Company makes annual contributions to a trust for the benefit of employees participating in the Plan.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     From time to time, the Executive Committee establishes, subject to the approval of the Board of Directors, the salaries which will be paid to the Company's executive officers. In setting base salaries, the Executive Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

     In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart-Profile Method of Job Evaluations developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This method of measuring job difficulty and importance, as updated from time to time, together with the Towers Perrin Annual Chain Restaurant Compensation survey and other studies that become available, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are appropriate and competitive within the industry.

     The Committee also determines, with the approval of the Board of Directors, the terms of the Company's Incentive Bonus Plan in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, and recommends to the Board the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the Plan.

     For fiscal 2001, each of the Company's executive officers received compensation pursuant to the Company's annual Incentive Bonus Plan, except for Mr. Kelley. Each year the Board establishes, in advance, a targeted profit growth goal. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). Bonuses are determined based on the Company's actual earnings results as compared to the targeted profit goal. No bonus is paid for performance below the target. Bonus payments may escalate as high as four times the individual bonus percentage level if increases are substantially above the targeted profit goal.

STOCK OPTION AWARDS

     Stock options are granted to key employees by the Stock Option Committee under the Company's Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her base salary and level of management responsibility. The largest grants are awarded to the employees who, in the view of the Stock Option Committee, have the greatest potential to impact the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee and are granted at an exercise price equal to 100% of the fair market value on the date of grant. The Stock Option Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of the grant. Current options expire five years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

RESTRICTED STOCK AWARDS

     Restricted stock awards under the Company's Capital Appreciation Plan are granted by the Board of Directors, upon recommendation of the Executive Committee, to executive officers and other key employees of the Company. The number of restricted shares and book units awarded are intended to serve as a retention vehicle and are based on the Board's evaluation of the contributions of each grantee to the long-term profitability and growth of the Company. The grantee holds all of the ownership rights to the stock from the date of grant, including the right to vote the stock and receive dividends thereon, if paid, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the shares are paid in cash at the end of the forfeiture period in an amount equal to the net change in the book value per share, as adjusted for stock dividends and splits, from the date of grant to the end of the three-year forfeiture period. Mr. Kelley has declined grants of Restricted Stock Awards under the Plan since 1991. Restricted Stock Awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Alan B. Gilman was appointed as President and Chief Executive Officer of the Company in 1992. The total compensation paid to Mr. Gilman during fiscal year 2001 was determined by the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance," "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received a base compensation of $425,000 in fiscal 2001 and an incentive bonus of $108,503, representing 25.5% of his fiscal 2001 base salary. Mr. Gilman also received 12,500 shares, along with related book units, on November 15, 2000, under the Company's Capital Appreciation Plan, all of which reflects the Board's assessment of his favorable performance and his broad involvement in the operations and growth of the Company. Additional details regarding Mr. Gilman's total cash and stock compensation over the past three fiscal years are disclosed in the Summary Compensation Table.

     The foregoing report is respectfully submitted by the members of the Executive Committee.

     E.W. Kelley, Chairman    S. Sue Aramian      Alan B. Gilman      J. Fred Risk   James Williamson, Jr.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee fulfills its responsibilities through periodic meetings with the Company's independent auditors, internal auditors and members of the Company's management. During fiscal year 2001, the Audit Committee met two times. In addition, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management prior to public release.

     The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended September 26, 2001, and discussed them with management and the Company's independent auditors. The Audit Committee's review included discussion with the independent auditors of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors that firm's independence. More information regarding the Company's independent auditors is attached to this Proxy Statement as Appendix B.

     Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 26, 2001, to be filed with the Securities and Exchange Commission.

     The foregoing report is respectfully submitted by the members of the Audit Committee.

     J. Fred Risk, Chairman   Stephen Goldsmith   Charles E. Lanham   John W. Ryan

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kelley, Chairman of the Company, serves as Chairman of the Executive Committee but does not participate in deliberations or recommendations of that Committee as to his compensation. Mr. Gilman, President and Chief Executive Officer of the Company, and Ms. Aramian, Vice Chairwoman of the Company, are members of the Executive Committee, but do not participate in deliberations or recommendations of that Committee as to their compensation. Mr. Williamson and Mr. Risk are members of the Executive Committee, but are not employees of the Company or any of its affiliates.

OTHER MATTERS

     Mr. Kelley was Chairman of Shakespearin, Inc., the managing member of a limited liability company, and Mr. Lanham was director of an unrelated corporation, each of which filed for protection under Chapter 11 of the federal bankruptcy laws. The bankruptcy proceeding for the company identified with Mr. Kelley was later changed to a Chapter 7 proceeding and was discharged in 1996. The bankruptcy proceeding for the company identified with Mr. Lanham was discharged in 1995, but refiled in 1996. The company emerged from the Chapter 11 proceeding in January 1997 and was operating on a profitable basis when it was sold to an unrelated party in 1998.

COMPANY PERFORMANCE

     The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices. The Company is included among the companies comprising the S&P SmallCap 600, a major market index. The S&P Restaurants Index is included in the graph in order to provide a more direct comparison of the Company's returns to those of other companies in the restaurant business. The cumulative total returns displayed below have assumed $100 invested on September 30, 1996 in the Company's Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices, and reinvestment of dividends paid since September 30, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                    SPECIFIC PLOT POINTS OF PERFORMANCE GRAPH

                                  (In dollars)

                                                      9/96        9/97       9/98       9/99       9/00       9/01
                                                      ----        ----       ----       ----       ----       ----
The Steak n Shake Company                    SNS      100        135.75     153.32     106.40      96.03     118.84

Standard & Poors 500                         1500     100        140.45     153.15     195.74     221.74     162.71

Standard & Poors SmallCap 600                1600     100        136.97     115.95     136.28     169.23     170.92

Standard & Poors Restaurants Index           IRET     100        101.81     127.22     175.37     130.36     123.36

* $100 invested on 9/30/96 in stock or index, including reinvestment of dividends. Assumes fiscal year ending September 30.

                       2. APPROVAL OF THE AMENDMENT TO THE
                         1997 EMPLOYEE STOCK OPTION PLAN

     On October 30, 1996, the Board of Directors of the Company adopted the 1997 Employee Stock Option Plan (the "Stock Option Plan"), which was subsequently approved by the shareholders of the Company at the Annual Meeting of Shareholders held on February 12, 1997. The purpose of the Stock Option Plan is to provide officers and other employees, who are materially responsible for the operation or management of the Company or a subsidiary, with a favorable opportunity to acquire shares of the common stock of the Company. Under the Stock Option Plan, options are granted at the closing price of the Company's common stock on the date of the grant and only have value if the price of the Company's stock increases prior to expiration of the option. The options vest over a period of time not to exceed ten years. (Current options are granted for five years.) Accordingly, the grant of stock options serves both as a retention tool and as an incentive for employees to contribute to the profitability of the Company to effect an increase in the stock price.

     The Stock Option Plan has a term of ten years and, as originally adopted, authorized the issuance of options to purchase a total of 500,000 shares (not adjusted for stock dividends or splits) of common stock. In the last two years, however, the Board of Directors has granted incentive options more deeply into the organization of the Company, with more than two-thirds of the general managers of the Company's restaurants receiving option grants on October 1, 2001. As a result, the shares available for issuance under the Stock Option Plan are depleted.

     On November 14, 2001, the Board of Directors unanimously adopted an amendment to the Stock Option Plan, subject to approval by the shareholders at the Annual Meeting. The amendment increases the number of shares of common stock that may be purchased pursuant to options granted under the Stock Option Plan by 800,000 shares. It is anticipated that the additional shares will be adequate to provide for grants under the Stock Option Plan for three more years. Although the Stock Option Plan permits option shares to be issued from either the authorized but unissued shares or the treasury shares of the Company, it is anticipated that treasury shares will be primarily utilized for this purpose, since the Company currently has approximately 2,000,000 treasury shares available as a result of the Company's Stock Repurchase Program. One of the stated objectives of the Stock Repurchase Program was to fund the Employee Stock Option and Stock Purchase Plans with treasury shares, which reduces the dilutive impact of the plans on earnings per share. The text of the amendment to the Stock Option Plan has been included as Appendix C to this Proxy Statement.

VOTE REQUIRED

     Shareholder approval of the amendment to the 1997 Employee Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 2002 Annual Meeting of Shareholders.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN, AS DESCRIBED ABOVE.

                    3. APPROVAL OF THE AMENDMENT TO THE 1992
                          EMPLOYEE STOCK PURCHASE PLAN

     On December 10, 1992, the Board of Directors of the Company adopted the 1992 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which was subsequently approved by the shareholders of the Company at the Annual Meeting of Shareholders held on February 16, 1993. The purpose of the Stock Purchase Plan is to offer an inducement to eligible employees to remain with the Company by providing a form of additional compensation through the purchase of the Company's Common Stock at a discounted rate. Executives of the Company and other

"highly compensated" employees, as defined by the regulations of the Internal Revenue Service, may not participate in the Stock Purchase Plan.

     On October 30, 1996, the Board of Directors adopted an amendment to the Stock Purchase Plan to make the Plan more available to employees by reducing the minimum waiting period for participation in the Plan to six months, and on October 29, 1997, the Board amended the Plan by extending its term and increasing the number of shares available for purchase under the Plan by 450,000 shares. Both amendments were approved by the shareholders of the Company. As originally adopted, the Stock Purchase Plan authorized the issuance and sale of 250,000 shares (not adjusted for stock dividends and splits) at a purchase price based upon the lesser of 85% of the closing price on the first or last trading day of each plan year. Because of increased participation in the Plan by Company employees, the shares available for purchase under the Plan will be depleted in 2002.

     On November 14, 2001, the Board of Directors unanimously adopted a further amendment to the Stock Purchase Plan, subject to approval by the shareholders at the Annual Meeting, increasing the number of shares available for purchase under the Plan by 500,000 additional shares. The number of shares available for purchase each calendar year is limited to 150,000 shares. The additional shares will be adequate to permit participation in the Stock Purchase Plan by the Company's employees through calendar year 2005. The Board also amended the Plan to permit treasury shares to be utilized to satisfy purchases under the Stock Purchase Plan. The text of the amendment to the Stock Purchase Plan has been included as Appendix D to this Proxy Statement.

VOTE REQUIRED

     Shareholder approval of the amendment to the 1992 Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 2002 Annual Meeting of Shareholders.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE.

      4. APPROVAL OF AMENDMENT AND RESTATEMENT OF THE RESTATED ARTICLES OF
               INCORPORATION OF THE COMPANY TO REMOVE ARCHAIC AND
           UNNECESSARY PROVISIONS AND CONFORM THE RESTATED ARTICLES OF
     INCORPORATION TO THE PROVISIONS OF THE INDIANA BUSINESS CORPORATION LAW

     On November 14, 2001, the Company's Board of Directors unanimously adopted Amended and Restated Articles of Incorporation (the "New Articles"), subject to approval by the shareholders at the Annual Meeting. The current Restated Articles of Incorporation (the "Old Articles") were adopted by the Board of Directors on December 16, 1976 and approved by the shareholders on February 2, 1977. When the Old Articles were adopted, Indiana corporations, including the Company, were governed by the Indiana General Corporation Act (the "Old Law"). The Indiana General Assembly repealed the Old Law, effective August 1, 1987, and replaced it with the Indiana Business Corporation Law (the "New Law"). Certain provisions of the Old Articles that were required or permitted to be included under the Old Law are not required to be included under the New Law. Although the Company has been subject to the New Law since 1987, and has amended the Old Articles several times in substantive ways, it has not amended the Old Articles to eliminate these archaic and unnecessary provisions.

     The New Articles proposed herein amend and restate the Old Articles to accomplish the following: (1) the incorporation of all prior amendments to the Old Articles into one restated document; (2) the deletion of obsolete references to incorporators, directors, officers and stated capital of the Company; (3) the deletion of a lengthy list of specific purposes for which the Company was formed and powers the Company is entitled to exercise, which are not required to be included in articles of incorporation under the New Law; (4) the deletion of certain provisions relating to meetings and actions of shareholders and directors, committees and powers of the Board of Directors, conflict of interest transactions and limitations on distributions to shareholders, which are not required to be included in articles of incorporation under the New Law and which are either addressed in the New Law or the Company's Bylaws, or, in the case of the limitation on distributions, are no longer required by the New Law, and (5) the amendment of the provisions providing for indemnification of directors and officers of the Company to conform to the standards and requirements of the New Law. A copy of the Amended and Restated Articles of Incorporation has been included as Appendix E to this Proxy Statement. It is anticipated that, upon approval of the New Articles by the shareholders, the New Articles will be filed with the Indiana Secretary of State as required by the New Law.

VOTE REQUIRED

     Shareholder approval of the Amended and Restated Articles of Incorporation will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 2002 Annual Meeting of Shareholders.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS DESCRIBED ABOVE.

                5. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Subject to approval by the shareholders, the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending September 25, 2002. As stated in the "Report of the Audit Committee," above, the Committee has determined that the firm meets the independence requirements as set forth by relevant standards and regulations. Representatives of Ernst & Young will be present at the Annual Meeting and available to respond to appropriate questions concerning the fiscal year 2001 audit.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 25, 2002.

                                6. OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those set forth above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                   APPENDIX A
                                   ----------

                            THE STEAK N SHAKE COMPANY
                             AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each member of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. One member of the Committee shall serve as Chair of the Committee. The Chair shall be responsible for organizing and coordinating the activities of the Committee in discharging the responsibilities set forth in this Charter.

                               STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors of the Company. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to evaluate, select and nominate the independent auditors for shareholder approval, and, where appropriate, replace the independent auditors.

                                RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

- On a periodic basis obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company. Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Recommend to the Board of Directors any appropriate action in response to the auditors' report necessary to ensure the auditors' independence.

- Annually recommend to the directors the independent auditors to be selected by the shareholders to audit the financial statements of the Company and its divisions and subsidiaries.

- Meet with the independent auditors and the management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors any problems or difficulties the independent auditors may have encountered and the management letter provided by the independent auditors and the Company's response to that letter.

- Review with the independent auditors and management the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's systems to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee will meet separately with management and with the independent auditors, with and without management present, to discuss the results of their examination.

- Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purpose of the quarterly review.

- Review with management and the independent auditors the financial statements to be contained in the annual report to shareholders (or, if filed earlier, the Company's Form 10-K report,) including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on such review and discussion, the Committee will make a recommendation to the Board of Directors as to whether the audited financial statements should be included in the annual report to shareholders or Form 10-K report.

- Review accounting and financial human resources and succession planning within the Company.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for that purpose.

- Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders.

- Prepare the report required by the Securities and Exchange Commission's rules to be included in the Company's proxy statement relating to its annual meeting of shareholders.

- At least annually, review and reassess this Charter and propose any appropriate changes to the Board of Directors for approval.

- Carry out such other duties that may be delegated to it by the Board of Directors from time to time.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Committee shall have no duty to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with the laws and regulations to which the Company is subject.

                                   APPENDIX B
                                   ----------

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP, independent certified public accountants, examined the Company's financial statements for the fiscal year ended September 26, 2001, as they have for each fiscal year since 1982. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended September 26, 2001, and the reviews of the condensed financial statements included in the Company's quarterly Reports on Forms 10-Q for the fiscal year ended September 26, 2001, were $157,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATIONS FEES

There were no information technology services rendered by Ernst & Young LLP to the Company during the fiscal year ended September 26, 2001.

ALL OTHER FEES

The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Ernst & Young LLP during the fiscal year ended September 26, 2001, were $67,617. These other services consisted of the following:

          Type of Service                      Amount of Fee
          ---------------                      -------------
Employee Benefit Plan Audit                       $11,700
WOTC/WTW Tax Credit Processing                    $22,871
Other Tax and Miscellaneous Matters               $33,046
                                                  -------
                                                  $67,617

CONSIDERATION OF NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT ACCOUNTANT

The audit committee has considered whether the services provided under non-audit services are compatible with maintaining the auditor's independence and has determined that such services are compatible.

                                   APPENDIX C
                                   ----------

    AMENDMENT TO THE STEAK N SHAKE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN

The 1997 Employee Stock Option Plan (the "Plan") of The Steak n Shake Company (the "Company"), as set forth in its entirety in the Company's Proxy Statement for the February 12, 1997 Annual Meeting of Shareholders, is hereby amended as follows:

A. Section 5 of the Plan is amended to increase the number of shares reserved for issuance upon the exercise of options granted under the Plan by 800,000 shares (from 500,000 shares to 1,300,000 shares), subject to adjustment as provided in Section 9 of the Plan.

                                   APPENDIX D
                                   ----------

                    AMENDMENT TO THE STEAK N SHAKE COMPANY'S
                        1992 EMPLOYEE STOCK PURCHASE PLAN

The 1992 Employee Stock Purchase Plan (the "Plan") of The Steak n Shake Company as set forth in its entirety in the Company's Proxy Statement for the February 16, 1993 Annual Meeting of Shareholders, and as amended by the Board of Directors on October 30, 1996 and October 29, 1997, is hereby further amended as follows:

A. Article IV of the Plan is amended (1) to increase the number of common shares available for purchase under the Plan by 500,000 shares (from 700,000 shares to 1,200,000 shares), subject to adjustment as provided in Sections 5.01 (a) and 8.01 of the Plan, (2) to increase the limit on the number of shares available for issuance each calendar year under the Plan to 150,000 shares, and (3) to provide that the common shares required to satisfy purchases may be provided by treasury shares as well as by authorized but unissued shares.

B. Section 5.01 (a) of the Plan is amended to increase the limit on the number of shares available for issuance each calendar year to 150,000 shares.

                                   APPENDIX E
                                   ----------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          OF THE STEAK N SHAKE COMPANY

                                    ARTICLE I
                                    ---------

                                      NAME

          The name of the Corporation is THE STEAK n SHAKE COMPANY.

                                   ARTICLE II
                                   ----------

                                    PURPOSES

          The purposes for which the Corporation is formed are:

     SECTION 1. SPECIFIC PURPOSES. To engage in the restaurant business and, in connection therewith, to manufacture, in whole or in part, design, develop, produce, assemble, fabricate, lease, purchase or otherwise acquire; to invest in, own, hold, use, license the use of, install, handle, maintain, service or repair; to sell, pledge, mortgage, exchange, distribute, lease, assign and otherwise dispose of, and generally to trade and deal in and deal with, as principal or agent, export and import, at wholesale, retail, or on commission, in every manner, goods, wares, merchandise, commodities, products, materials, and articles of commerce and property of every kind, class and description.

     SECTION 2. GENERAL BUSINESS PURPOSES. In general, to engage in any lawful activity or business whatsoever for which corporations may be incorporated under the Indiana Business Corporation Law (the "Act").

                                   ARTICLE III
                                   -----------

                               PERIOD OF EXISTENCE

          The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                   ----------

                       RESIDENT AGENT AND PRINCIPAL OFFICE

     SECTION 1. RESIDENT AGENT. The name and address of the Resident Agent of the Corporation is CT Corporation System, 36 South Pennsylvania Street, Indianapolis, Indiana 46204.

     SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is 500 Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204.

                                    ARTICLE V
                                    ---------

                                     SHARES

     SECTION 1. NUMBER. The total number of shares which the Corporation shall have authority to issue is sixty million (60,000,000) shares.

     SECTION 2. CLASSES. There shall be two (2) classes of shares of the Corporation. One class shall be designated as "Common Stock" and shall consist of fifty million (50,000,000) of the authorized shares, and the other class shall be designated as "Preferred Stock" and shall consist of Ten Million (10,000,000) of the authorized shares.

     SECTION 3. RELATIVE RIGHTS, PREFERENCES, LIMITATIONS AND RESTRICTIONS OF SHARES.

     A. Common Stock. Except to the extent granted to the Preferred Stock, the Common Stock shall have all of the rights accorded to shares under the Act, as amended, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution.

     B. Preferred Stock. The Board of Directors may create one or more series of Preferred Stock and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of each series of Preferred Stock before the issuance of shares of that series.

     SECTION 3.B.1. SERIES A. PREFERRED STOCK. The Series A Preferred Stock of the Corporation shall consist of three million (3,000,000) shares of the Preferred Stock specified in Article V, Section 3.B. of these Articles of Incorporation, as amended, and shall have the following rights, preferences, limitations and restrictions:

     a.   Dividends and Distributions.

          (i) ENTITLEMENT TO DIVIDENDS. Subject to the rights of the holders of any shares or any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, and in preference to the holders of Common Stock and of any other junior shares, the holders of outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (a "Quarterly Payment Date"), commencing on the first Quarterly Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in a per share amount (rounded to the nearest cent) equal to the greater of
     (A) $25, or (B) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Payment Date or, with respect to the first Quarterly Payment Date, since the first issuance of any shares of Series A Preferred Stock or fraction thereof. In the event the Corporation shall at any time after May 16, 2001 (the "Rights Declaration Date") declare any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

          (ii) DECLARATION OF DIVIDENDS. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (i) of this paragraph immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Payment Date and the next subsequent Quarterly Payment Date, a dividend of $25 per share on the Series A Preferred Stock shall nevertheless be payable on the subsequent Quarterly Payment Date.

          (iii) ACCRUAL OF DIVIDENDS. Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Stock from the Quarterly Payment Date next preceding the date of issue of the shares, unless the date of issue of the shares is prior to the record date for the first Quarterly Payment Date, in which case dividends on the shares shall begin to accrue from the date of issue of the shares, or unless the date of issue is a Quarterly Payment Date or is a date after the record date for the determination of holders of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Payment Date, in either of which events the dividends on the shares shall begin to accrue and be cumulative from such Quarterly Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of the dividends at the time accrued and payable on the shares shall be allocated pro rata on a share-by-share basis among all shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     b. VOTING RIGHTS. The holders of Series A Preferred Stock shall have the following voting rights:

          (i) NUMBER OF VOTES. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying that number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

          (ii) NO CLASS VOTING. Except as otherwise provided herein, in any other Articles of Amendment creating another series of Preferred Stock or any similar shares, or by law, the holders of Series A Preferred Stock and the holders of Common Stock and any other shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) NO SPECIAL VOTING RIGHTS. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     c.   CERTAIN RESTRICTIONS.

          (i) DIVIDENDS IN ARREARS. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph a. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (A) Declare or pay dividends or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (B) Declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all those shares are then entitled;

          (C) Redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any junior shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (D) Redeem or purchase or otherwise acquire for consideration any Series A Preferred Stock, or any shares ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of those shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) LIMITATION ON SUBSIDIARIES. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph c., purchase or otherwise acquire those shares at such time and in such manner.

     d. REACQUIRED SHARES. Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation, in any Articles of Amendment creating another series of Preferred Stock or any similar shares or as otherwise required by law.

     e. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received the greater of (A) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to that event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying that amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

     f. CONSOLIDATION, MERGER, ETC. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after the event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to the event.

     g.   NO REDEMPTION. The Series A Preferred Stock shall not be redeemable.

     h. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's Preferred Stock.

     i. AMENDMENT. These Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, voting together as a single class.

     j. EXPIRATION OF RIGHTS AGREEMENT. In the event that the Rights Agreement dated as of May 16, 2001, between the Corporation and Computershare Investor Services, LLC is terminated or expires prior to the issuance of any shares of Series A Preferred Stock, all of the shares of Series A Preferred Stock shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation or in any other Articles of Amendment creating a series of Preferred Stock or any similar shares or as otherwise required by law.

     SECTION 4. VOTING RIGHTS OF COMMON STOCK. Each holder of Common Stock shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Stock.

                                   ARTICLE VI
                                   ----------

                                    DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. The Board of Directors is composed of nine
(9) members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be nine (9). Directors need not be shareholders of the Corporation.

                                   ARTICLE VII
                                   -----------

                                   [RESERVED]

                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION

     SECTION 7.1. RIGHTS TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

     (a) The Corporation shall indemnify as a matter of right every person made a party to a proceeding because such person is or was

          (i)  a member of the Board of Directors of the Corporation,

          (ii) an officer of the Corporation, or

          (iii) while a director or officer of the Corporation, serving at the Corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not,

(each an "Indemnitee") against all liability incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the Act. The Corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

     (b) Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in the Act.

     (c) The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

     SECTION 7.2. OTHER RIGHTS NOT AFFECTED. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

     SECTION 7.3. DEFINITIONS. For purposes of this Article:

     (a) The term "director" means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term "director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (b) The term "expenses" includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

     (c) The term "liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (d) The term "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

     (e) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                                      PROXY

                            THE STEAK N SHAKE COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2002

The undersigned appoints E.W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of The Steak n Shake Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held February 13, 2002, or at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:
     FOR all nominees listed below (except as marked to the contrary)      / /
     WITHHOLD AUTHORITY to vote for all nominees listed below              / /
     S. SUE ARAMIAN, E. W. KELLEY, ALAN B. GILMAN, STEPHEN GOLDSMITH, CHARLES E. LANHAM, J. FRED RISK, JOHN W. RYAN AND JAMES WILLIAMSON, JR.
     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN, AS ADOPTED BY THE BOARD OF DIRECTORS.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN, AS ADOPTED BY THE BOARD OF DIRECTORS.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION, AS ADOPTED BY THE BOARD OF DIRECTORS.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

5. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

6. The proxies are authorized to vote, in their discretion, on matters which may properly come before the Annual Meeting to the extent set forth in the Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                         ---------------------------------------

DATE:
     --------------------------------    ---------------------------------------
                                                       (Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity, please give your full title as such.